EXHIBIT 99.1

The expenses to be incurred by Zions Bancorporation relating to the registration and offering of $145,000,000 aggregate principal amount Floating Rate Notes due September 15, 2008 pursuant to a Registration Statement on Form S-3 (File No. 333-132868) and a related prospectus supplement filed with the Securities and Exchange Commission on September 27, 2006 are estimated to be as follows:

Estimated Fees
SEC registration fee	$15,515
Legal fees and expenses	$60,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$5,000
Printing fees	$15,000
Rating agency fees	$165,000
Trustee’s fees and expenses	$10,000
Miscellaneous	$10,000
Total expenses	$280,515